SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 24, 2001

(Date of Earliest Event Reported)

Video Network Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22235	52-1707962

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 International Drive, Portsmouth, New Hampshire	03801

(Address of Principal Executive Offices)	(Zip Code)

(603) 334-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      Initial Bridge Financing. Video Network Communications, Inc. (the “Company”) announced today that it has completed an initial short-term bridge financing. Effective September 25, 2001, and on October 24, 2001, the Company issued to investors in a private placement $1,000,000 in aggregate principal amount of 9% Senior Secured Promissory Notes (the “Bridge Notes”) and warrants (the “Bridge Warrants”) to purchase 2,000,000 shares of the Company’s common stock at an initial exercise price of $0.40 per share (the “Bridge Financing”). The Company offered the Bridge Notes and Bridge Warrants directly to persons who qualified as “accredited investors” under the Securities Act of 1933, as amended, and not through any placement agent. Each investor who participated in the Bridge Financing received a Bridge Note representing the principal amount of the investor’s investment and a Bridge Warrant to purchase the Company’s common stock. For every dollar that an investor invested in the Bridge Financing, the investor received a Bridge Warrant to purchase two shares of the Company’s common stock

      The Bridge Notes are secured by certain of the Company’s intellectual property, including its United States patents and trademarks. The Bridge Notes bear interest at a rate of 9% per annum. Interest accrues on $500,000 aggregate principal amount of Bridge Notes from September 25, 2001, and on $500,000 aggregate principal amount of Bridge Notes from October 8, 2001, through the date the Bridge Notes become due and payable. If the Bridge Notes are not paid when due, interest will accrue at the rate of 18% per annum thereafter. The Bridge Notes are due and payable upon the earlier of December 24, 2001, or the date on which the Company completes its next debt or equity financing in which the Company raises in the aggregate, on a cumulative basis, in excess of $2,500,000 in gross proceeds (a “Subsequent Financing”). Interest on the Bridge Notes is payable in cash at the time of maturity. The holders of the Bridge Notes have the right to convert all or any portion of the principal amount of their Bridge Notes into the securities that the Company issues in a Subsequent Financing.

      The Bridge Warrants will first be exercisable beginning on March 25, 2002 and will be exercisable until March 24, 2007. The initial exercise price (“Exercise Price”) for the Bridge Warrants of $0.40 per share is subject to adjustment in certain limited events, including recapitalizations, reclassifications or split-ups of the Company’s common stock and for issuances of securities at a price less than the then current Exercise Price. The Bridge Warrants have a cashless exercise mechanism.

      The Company is using the net proceeds from the Bridge Financing to provide short-term working capital.

      Additional Financing and Related Matters. Even after completing the Bridge Financing, the Company requires additional cash in the near future to support its operations. The Company is proposing to offer directly in a private placement up to $1,500,000 of 9% Unsecured Promissory Notes (the “Unsecured Notes”) and warrants (the “Warrants”) to purchase 3,000,000 shares of its common stock (the “Offering”). The Company also has the right to increase the size of the Offering in its sole discretion and without notice to the investors. The Company currently contemplates that it will commence the Offering immediately and that the Offering will terminate on November 30, 2001 (unless extended to a date not later than December 28, 2001), or earlier if the maximum $1,500,000 principal amount of Unsecured Notes and Warrants are sold. The Unsecured Notes will be unsecured debt obligations of the Company and will be due and payable upon the earlier of the date that is 90 days from the date of issuance, or the date on which the Company completes a Subsequent Financing. The holders of the Unsecured Notes would have the right to convert all or any portion of the principal amount of the Unsecured Notes into the securities that the Company issues in a Subsequent Financing. The Warrants would first be exercisable beginning on the date that is six months from the date of issuance and will be exercisable until the date that is five years from the date on which the Warrants first become exercisable. The exercise price per share of common stock purchased upon exercise of the Warrants will be equal to the average closing bid price of one share of the Company’s common stock as reported on The Nasdaq SmallCap Market for the five consecutive trading days ending one business day immediately prior to date of the closing of the Offering.

      The Company cannot provide any assurance that it will complete the Offering, or if completed, the terms of any securities issued in the Offering. The Company currently anticipates that it will seek to complete another equity financing in the range of $4,000,000 to $6,000,000 in gross proceeds to the Company.

      Although the Company has had some preliminary discussions about proposed private placements of its securities, it does not currently have access to any sources of, or commitments for, any financing. The Company cannot assure you that it will be able to obtain additional financing when required or at all. The Company’s ability to complete a financing, the timing of the financing, the amount of funds invested and the other terms of the financing are subject to a number of conditions, including market conditions, many of which are beyond the Company’s control. If the Company does not secure additional financing when needed, it may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy.

      In connection with its proposed financings, the Company has also entered into a non-binding letter of intent with a trade creditor to settle an outstanding debt obligation of approximately $3,300,000 upon completion of an equity financing of at least $4,000,000. The Company currently anticipates that any settlement of that obligation would include cash payments and the issuance of equity securities to the creditor. The Company cannot provide you with any assurance that it will negotiate a settlement of that debt obligation, and the timing of any such settlement and the terms of any settlement agreement are subject to a number of conditions, many of which are beyond the Company’s control.

      The Company also announced that it has not yet received a decision from a Nasdaq Listing Qualifications Panel regarding its continued listing on The Nasdaq SmallCap Market. As previously announced, a hearing was held on August 17, 2001 regarding the Company’s failure to comply with the Nasdaq net tangible assets requirement. The Company believes that completion of the proposed financings and the debt settlement described above constitute important components of the Company’s plan to achieve and maintain compliance with the Nasdaq listing requirements. The Company’s common stock and publicly traded warrants will continue to trade on The Nasdaq SmallCap Market pending the Panel’s decision. Although the Company believes that it has presented a credible plan for achieving and maintaining compliance with Nasdaq’s listing requirements, it cannot predict the outcome of the Nasdaq proceeding.

      The above offerings have not been and will not be registered under any federal or state securities laws. The securities to be offered and sold in such offerings may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

      The securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the proposed offerings or the accuracy or adequacy of the confidential private placement memoranda to be used in connection with the proposed offerings. Any representation to the contrary is unlawful.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIDEO NETWORK COMMUNICATIONS, INC.

Date:	October 24, 2001	By:	/s/ Robert H. Emery
Robert H. Emery Chief Financial Officer, Vice President of Administration and Secretary